Exhibit 4.10

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of March 2, 2021, is made by and between SBUD LLC, a Colorado limited liability company (“Buyer”), Medicine Man Technologies, Inc. (dba Schwazze), a Nevada corporation (“Parent,” and together with Buyer, the “Company”), and KEW LLC, a Colorado limited liability company (the “Secured Party”).

RECITALS

A.                 Pursuant to that certain Asset Purchase Agreement, dated as of June 5, 2020, among Buyer, Parent, the Secured Party and each equityholder of the Secured Party, as amended by that certain Omnibus Amendment No. 1, dated as of September 15, 2020, among Buyer, Parent and each signatory thereto designated as a seller, as further amended by that certain Omnibus Amendment No. 2 (the “Second Omnibus Amendment”), dated as of December 17, 2020, among Buyer, Parent and each signatory thereto designated as a seller (the “Asset Purchase Agreement”), the Company has agreed to make to the Secured Party the Deferred Cash Payment (as defined in the Asset Purchase Agreement) in accordance with Section 3.3(a) of the Asset Purchase Agreement and the Interest Payments (as defined in the Asset Purchase Agreement) in accordance with Section 3.3(b) of the Asset Purchase Agreement (together, the “Post- Closing Payment Obligations”).

B.                  To induce the Secured Party to enter into the Asset Purchase Agreement, the Company has agreed to grant to the Secured Party a security interest in the Collateral (as defined herein) to secure the Post-Closing Payment Obligations to the Secured Party on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.1 Definitions. All capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Asset Purchase Agreement. As used herein, the following terms have the meanings set forth in this Section 1.1:

“Collateral” means the Buyer Collateral and the Parent Collateral.

“Buyer Collateral” means Buyer’s right, title and interest in and to all of the Buyer’s property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located

“Parent Collateral” means Parent’s right, title and interest in and to all of the Parent’s property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located, which assets, for purposes of clarity, do not include any of the Buyer Collateral.

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“Permitted Liens” (a) any lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b)   any statutory lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (c) any lien granted in favor of any Seller (as defined in the Second Omnibus Amendment) or its equityholders by Buyer, Parent or either of their respective affiliates (the “Star Buds Security Interests”) and (d) the Senior Lien.

“Senior Lender” means Dye Capital & Company LLC or its affiliates.

“UCC” means the Uniform Commercial Code as in effect in the State of Colorado on the date hereof.

ARTICLE 2 SECURITY INTEREST

Section 2.1             Grant of Subordinated Security Interest. To secure the timely payment of the Post- Closing Payment Obligations, (a) the Buyer hereby grants to the Secured Party a continuing, first priority security interest in all of the Buyer’s right, title and interest in and to all presently existing and hereafter acquired Buyer Collateral and (b) the Parent hereby grants to the Secured Party a continuing, second priority security interest in all of the Parent’s right, title and interest in and to all presently existing and hereafter acquired Parent Collateral (clauses (a) and (b) collectively, the “Security Interest”), which Security Interest is subject to and pari passu with the security interest granted by the Companies pursuant to the other Star Buds Security Interests. The Security Interest granted in the foregoing clause (b), in a principal amount not to exceed $5,000,000, will be and hereby expressly is subordinated and junior only to the security interest in the Parent Collateral granted to the Senior Lender in connection with indebtedness in a principal amount not to exceed $5,000,000 (the “Senior Lien”). The Secured Party agrees, on written request of Parent, to enter into an intercreditor agreement in form and substance that is commercially reasonable to the Secured Party and the Senior Lender in connection with such subordination. The Parent agrees to cause existing and future lienholders other than holders of Permitted Liens to enter into an intercreditor agreement in form and substance that is commercially reasonable to the Buyer in connection with the subordination of the existing lienholders’ security interests in the Parent Collateral.

Section 2.2             Limitations. Notwithstanding anything to the contrary herein, (a) the Security Interest will not include, and the payment, performance and discharge of the Post-Closing Obligations will not be secured by any, (i) Regulatory Licenses or (ii) marijuana products, including marijuana flower, trim, concentrate or infused product (“Marijuana Inventory”), in each case, with respect to which the grant or enforcement (including transfer of ownership or possession) of the Security Interest on such Regulatory Licenses or Marijuana Inventory by the Company to the Secured Party is prohibited by, or would result in the violation of, applicable State of Colorado cannabis laws or the terms of any Regulatory License, provided, however, that the foregoing clause (a) will in no way be construed so as to limit, impair or otherwise affect the Secured Party’s continuing Security Interest upon any rights or interests of the Company in or to proceeds received by the Company resulting from the Regulatory License or Marijuana Inventory; and (b) this Agreement will not limit or restrict the Company’s right to sell, transfer or otherwise dispose of any Marijuana Inventory or other Collateral in the ordinary course of business.

Section 2.3             Representations and Warranties. Each Company hereby represents and warrants that: (a) the Company’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof; (b) the jurisdiction of organization of Buyer is the State of Colorado and of Parent is Nevada; (c) the chief place of business of the Companies is located at the address set forth in Section 3.3; (d) the Companies collectively have title to each item of Collateral (including the proceeds and products thereof), free and clear of all liens except for the Security Interest and Permitted Liens; (e) as of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Senior Lender, the Secured Party or in connection with the Star Buds Security Interests; (f) each Company has the full power, authority and legal right to grant the Security Interest in the Collateral owned by it; and (g) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing the Post-Closing Payment Obligations.

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Section 2.4              Covenants. Each Company covenants as follows:

(a)           Names, Offices, Locations, Jurisdiction of Organization. The Company will not locate or relocate any item of Collateral into any jurisdiction in which an additional financing statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral. The Company will not change its name, the location of its chief place of business or its organizational structure (including without limitation, its jurisdiction of organization).

(b)           Title to Collateral. The Company will have at the time it acquires rights in Collateral hereafter acquired or arising and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all liens except for the Security Interest and Permitted Liens. The Company will not license any Collateral. The Company will defend the Collateral against all claims or demands of all Persons (other than the Secured Party and any other party secured by the Star Buds Security Interests) claiming the Collateral or any interest therein.

(c)           Maintenance of Collateral. The Company will use its reasonable efforts (1) to maintain the Collateral in good repair and working order consistent with customary business practices, (2) to insure the Collateral against casualty and other risks consistent with industry practices, (3) to pay and discharge all taxes, levies and costs of maintenance and repair in the ordinary course of business; and (4) to timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located. The Company hereby assigns to the Secured Party all rights to any proceeds of any insurance procured under this Section 2.4(c), and authorizes the Secured Party to receive such payments and execute any and all documents required to receive such payments, but in no event in excess of such Secured Party’s Pro Rata Base Price Amount (as defined in the Second Omnibus Amendment).

(d)           Disposition of Collateral. The Company will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except for the Marijuana Inventory in the ordinary course of the Business.

(e)            Taxes and Claims. The Company will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c)  such taxes, charges or claims are adequately reserved against on the Company’s books in accordance with generally accepted accounting principles.

(f)             Books and Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

(g)            Notice of Loss. The Company will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Company, in any material item of Collateral.

(h)           Further Assurances. The Company agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral in accordance with applicable law (but any failure to request or assure that the Company execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Company will, promptly and from time to time at the request of the Secured Party, authorize such financing statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request and shall, with respect to actions that a debtor, but not a secured party, may take, make such filings with any Government Authority as may be reasonably necessary, in each case in order to perfect or preserve the Security Interest granted or purported to be granted hereby.

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Section 2.5             Perfection of Collateral. The Secured Party may at any time during the Term (as defined herein) file UCC financing statements, continuation statements and amendments thereto that describe the Collateral and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof. The Company irrevocably waives any right to notice of any such filing. Upon the reasonable request of the Secured Party, the Company will execute and deliver, and file and record in the proper filing and recording places, as applicable, all such documents, and will take all such other action, as is reasonably necessary for perfecting the Security Interest in the Collateral.

Section 2.6             Remedies on Default. Upon the Company’s failure to pay any Post-Closing Payment Obligation when due (an “Event of Default”) and at any time thereafter, subject to Section 2.1 (including the limitations set forth in the intercreditor agreement(s) referenced therein) and Section 2.2, the Secured Party may do any or all of the following: (a) declare all Post-Closing Payment Obligations immediately due and payable; and (b) exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Colorado. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (x) to incur or fail to incur expenses reasonably deemed necessary by the Secured Party to prepare the Collateral for disposition; (y) if permitted by applicable law, to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; or (z) to purchase insurance covering the Collateral.

ARTICLE 3 MISCELLANEOUS

Section 3.1             Term of Agreement. This Agreement and the Security Interest will terminate on the date on which the Post-Closing Payment Obligations have been satisfied in full pursuant to the terms and subject to the conditions of the Asset Purchase Agreement (the “Term”). Upon any such termination, the Secured Party shall execute and deliver to the Company, at the Company’s expense, such documents (including UCC-3 termination statements) as the Company reasonably requests, the form and substance of which will be reasonably satisfactory to the Secured Party, to evidence such termination of the Security Interest.

Section 3.2              Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by each party hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement will be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, will constitute a waiver of, or will preclude any other or further exercise of, any right, power or remedy.

Section 3.3             Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto will be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

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If to the Secured Party:	7030 E 46th Ave Dr, Unit F
Denver, Colorado 80216
Attn: Brian Ruden
E-mail: brian@starbuds.us

with a copy (which will	Dorsey & Whitney LLP
not constitute notice) to:	1400 Wewatta Street, Suite 400
Denver, Colorado 80202
Attn: Kenneth Sam, esq.
E-mail: sam.kenneth@dorsey.com

If to the Company:	SBUD LLC
c/o Medicine Man Technologies, Inc.
Attn: Dan Pabon
4880 Havana Street, Suite 201
Denver, Colorado 80239
E-mail: dan@medicinemantechnologies.com

with a copy (which will	Perkins Coie LLP
not constitute notice) to:	Attn: Kester Spindler
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
E-mail: kspindler@perkinscoie.com

Section 3.4             Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 3.5             Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto; provided that the Company may assign this Agreement or any of its rights, interests or obligations hereunder to any assignee of the Company’s rights or obligations under the Asset Purchase Agreement.

Section 3.6             Entire Agreement. This Agreement, the Asset Purchase Agreement and the Ancillary Documents delivered pursuant to the Asset Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

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Section 3.7             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement will be governed by and construed in accordance with the internal Laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE COURTS OF THE STATE OF COLORADO IN EACH CASE LOCATED IN THE CITY AND COUNTY OF DENVER, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (v) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.7.

Section 3.8             Execution. This Agreement may be executed in two (2) or more counterparts and electronically, all of which when taken together will be considered one (1) and the same original agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original.

Section 3.9             No Third-Party Beneficiaries. Nothing in this Agreement will confer any third- party beneficiary or other rights upon any person or any entity that is not a party to this Agreement.

[Signature Page Follows]

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The parties hereto have duly executed this Subordinated Security Agreement as of the date first set forth above.

THE COMPANY:

SBUD LLC

By: Schwazze Colorado LLC, the sole manager of SBUD LLC

By: Medicine Man Technologies, Inc. (d/b/a Schwazze), the sole manager of Schwazze Colorado LLC

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

THE SECURED PARTY:

KEW LLC

By: /s/ Brian Ruden
Name: Brian Ruden
Title: Manager

[Signature Page to Subordinated Security Agreement]

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